As filed with the Securities and Exchange Commission on December 12, 2007
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         VIRTUAL RADIOLOGIC CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                            27-0074530
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification
                                                               Number)

                          5995 Opus Parkway, Suite 200
                           Minnetonka, Minnesota 55343
                    (Address of principal executive offices)
--------------------------------------------------------------------------------
              Virtual Radiologic Corporation Equity Incentive Plan
    Virtual Radiologic Corporation Non-Incentive Stock Option Agreements with
        Nabil El-Hage, Andrew Hertzmark, Mark Jennings and Richard Nigon
                     (Full title of the plan and agreements)

                     ----------------------------------------

                                Sean Casey, M.D.
                             Chief Executive Officer
                         Virtual Radiologic Corporation
                          5995 Opus Parkway, Suite 200
                           Minnetonka, Minnesota 55343
                                 (952) 392-1100
 (Name, address and telephone number, including area code, of agent for service)

                     ----------------------------------------
                                    Copies to
                             Daniel D. Rubino, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
                    ----------------------------------------



                                        CALCULATION OF REGISTRATION FEE

========================= ======================= ======================== ====================== ==================
 Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered            registered (1)        offering price per      aggregate offering      registration fee
                                                           share                 price (2)
------------------------- ----------------------- ------------------------ ---------------------- ------------------
Common Stock $.001 par          613,020(3)               $23.25(4)              $14,252,715             $437.56
value per share
------------------------- ----------------------- ------------------------ ---------------------- ------------------
Common Stock Subject to        2,307,896(5)          $1.00 - $23.00(6)          $20,550,766             $630.91
Options, $.001 par
value per share
------------------------- ----------------------- ------------------------ ---------------------- ------------------
      TOTAL                     2,920,916                    -                  $34,803,481            $1,068.47
====================================================================================================================

     (1) This Registration Statement covers 2,800,916 shares of the common stock of Virtual Radiologic Corporation (the "Company"), $0.001 par value per share (the "Common Stock"), issuable pursuant to the Virtual Radiologic Corporation Equity Incentive Plan (the "Plan") and 120,000 shares of Common Stock issuable outside of the Plan pursuant to Non-Incentive Stock Option Agreements between the Company and Messrs. Nabil El-Hage, Andrew Hertzmark, Mark Jennings, and Richard Nigon (the "Agreements"). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan and the Agreements, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"). For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.

   (2) Estimated solely for calculating the amount of the registration fee.

   (3) This subtotal represents the portion of the shares available for issuance under the Plan with respect to awards that have not yet been granted as of the date of this Registration Statement.

   (4) The registration fee has been calculated pursuant to paragraphs (c) and
(h) of Rule 457 under the Securities Act, based upon the price of $23.25 per share, the average of the high and low prices of the Common Stock of the Company on December 10, 2007 on the Nasdaq Global Market.

   (5) This subtotal represents the registration of the portion of shares issuable upon exercise of outstanding options granted under the Plan and the Agreements as of the date of this Registration Statement.

   (6) The per-share exercise prices for outstanding options under the Plan and the Agreements range from $1.00 to $23.00.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Virtual Radiologic Corporation, a Delaware corporation (the "Company"), are incorporated by reference into this Registration Statement:

     (a) the Company's Prospectus filed on November 15, 2007, pursuant to Rule 424(b) under the Securities Act, in connection with the Company's Registration Statement on Form S-1, Registration No. 333-136504, filed on August 11, 2006, as amended by Amendments Nos. 1, 2, 3, 4, 5, 6, 7, and 8, filed on September 26, 2006, February 9, 2007, July 2, 2007, September 17, 2007, October 19, 2007,
November 2, 2007, November 7, 2007 and November 13, 2007, respectively, pursuant to the Securities Act (as amended, the "S-1 Registration Statement");

     (b) the description of the Common Stock incorporated by reference into the Company's Registration Statement on Form 8-A, File No. 001-33815, filed on November 8, 2007 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and contained in the S-1 Registration Statement; and

     (c) the Company's Current Reports on Form 8-K filed on November 21, 2007 and December 7, 2007, respectively, pursuant to the Exchange Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's second amended and restated certificate of incorporation limits its directors' and officers' liability to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"). Specifically, the Company's directors and officers will not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

o for any breach of the director's or officer's duty of loyalty to the Company or its stockholders;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o    under Section 174 of the DGCL; or

o for any transaction from which a director or officer derives an improper personal benefit.

     If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of the Company's directors and officers shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     The provision regarding indemnification of the Company's directors and officers in its second amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

     Delaware law and the Company's second amended and restated certificate of incorporation provide that the Company will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with the Company against judgments, penalties, fines, settlements and reasonable expenses, including reasonable attorneys' fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, the employment agreements to which the Company is a party provide for the indemnification of its employees who are a party thereto.

     In addition, the Company has entered into or plans to enter into indemnification agreements with each of its directors, pursuant to which the Company has agreed to indemnify the directors to the fullest extent permitted by law. The directors are entitled to reimbursement for certain claims against them if they acted in good faith and in a manner that such directors reasonably believed was in, or not opposed to, the Company's best interests. The Company is also required to advance certain expenses incurred by its directors in connection with certain proceedings or claims against them arising from their serving the Company or otherwise providing service at the Company's request. The Company also maintains a directors' and officers' insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

Item 8.  EXHIBITS

Exhibit No.
-----------

     5 Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities to be issued pursuant to the Plan and the Agreements.

     23.1 Consent of PricewaterhouseCoopers LLP with respect to the financial statements of the Company.

     23.2 Consent of Schechter Dokken Kanter Andrews & Selcer Ltd. with respect to the financial statements of the Company.

     23.3 Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

     24   Power of Attorney (reference is made to the signature page hereto).

Item 9.   UNDERTAKINGS

          1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 5th day of December, 2007.

                                         VIRTUAL RADIOLOGIC CORPORATION


                                         By: /s/ Sean Casey
                                             -----------------------------------
                                             Name:   Sean Casey, M.D.
                                             Title:  Chief Executive Officer and
                                                     Chairman of the Board

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Virtual Radiologic Corporation hereby severally constitutes and appoints Sean Casey and Mark Marlow, and each of them, with full power to act without the other, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    Signature                                            Title                                  Date
    ---------                                            -----                                  ----

/s/ Sean Casey
-----------------------                         Chairman of the Board and                     December 5, 2007
Sean Casey, M.D.                                 Chief Executive Officer
                                               (Principal Executive Officer)


/s/ Mark Marlow                                 Chief Financial Officer                       December 5, 2007
-----------------------                         (Principal Financial and
Mark Marlow                                        Accounting Officer)


/s/ Eduard Michel
--------------------------                             Director                               December 5, 2007
Eduard Michel, M.D.


/s/ Mark E. Jennings                                   Director                               November 9, 2007
-------------------------
Mark E. Jennings


/s/ Andrew P. Hertzmark
--------------------------                             Director                               November 9, 2007
Andrew P. Hertzmark


/s/ Nabil N. El-Hage                                   Director                               December ___, 2007
--------------------------
Nabil N. El-Hage


/s/ Richard J. Nigon                                   Director                               December 5, 2007
--------------------------
Richard J. Nigon


                                INDEX TO EXHIBITS

Exhibit No.
-----------

     5 Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities to be issued pursuant to the Plan and the Agreements.

     23.1 Consent of PricewaterhouseCoopers LLP with respect to the financial statements of the Company.

     23.2 Consent of Schechter Dokken Kanter Andrews & Selcer Ltd. with respect to the financial statements of the Company.

     23.3 Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

     24   Power of Attorney (reference is made to the signature page hereto).